EMPLOYMENT AGREEMENT


                  AGREEMENT made this 8th day of December, 1998, by and between UNITED INDUSTRIAL CORPORATION, a Delaware corporation having an address at 570 Lexington Avenue, New York, New York 10022 (hereinafter called "Employer"), and RICHARD R. ERKENEFF, having an address at 1901 Corbridge Lane, Monkton, Maryland 21111 (hereinafter called "Employee").

                              W I T N E S S E T H :

                  In consideration of the mutual covenants hereinafter contained, the parties hereto agree as follows:

                  1. Employment. Employer agrees to employ Employee and Employee agrees to serve Employer upon the terms and conditions hereinafter set forth.

                  2. Term. Subject to Employee being employed by Employer as its Chief Executive Officer on December 31, 1998, the employment of Employee hereunder shall be effective and shall commence on January 1, 1999 (the "Effective Date") and shall terminate as of the close of business on June 30, 2001 (the "Termination Date"). The period from the Effective Date through the Termination Date is referred to as the term of this Agreement.

                  3. Duties and Extent of Services. Employee agrees to serve Employer and its subsidiary companies faithfully and to the best of his ability under the direction of the Board of Directors of Employer, devoting his entire business time, energy and skill to his duties hereunder; provided that, subject to the approval of the Board of Directors of Employer, Employee may serve on the board of directors of companies other than Employer and its subsidiaries. The principal place of employment of Employee shall be at the offices of AAI Corporation ("AAI"), a
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subsidiary of Employer, which are currently located in Hunt Valley, Maryland.
Employee understands and agrees, however, that in connection with his employment hereunder, he may be required from time to time to travel on behalf of Employer.

                  The principal duties of Employee shall be to serve as President and Chief Executive Officer of Employer and AAI and, in such capacity, to render such managerial, administrative and other services to Employer and AAI and their subsidiaries as normally are associated with and incident to such positions as Employer from time to time may require of him. If, during the term of this Agreement, the Board of Directors of Employer so determines, in its absolute discretion, to elect Employee to any additional office of Employer or its subsidiary companies consistent with his position, or a director of Employer or its subsidiary companies, Employee agrees to accept and serve in such office or capacity, for no additional compensation or remuneration.

                  4. Compensation.

                  (a) Salary. Employer agrees to pay (or to cause AAI to pay) to Employee, as compensation for all of the services to be rendered by Employee under or pursuant to this Agreement, a salary at the rate of four hundred forty thousand dollars ($440,000) per annum, commencing as of the Effective Date, payable in accordance with Employer's normal payroll practices. Such salary shall be subject to annual review by Employer's Board of Directors and, at the discretion of the Board, may be increased, but not decreased below such amount. Employee shall also be eligible to receive annual bonuses as may be granted by Employer's Board of Directors pursuant to Employer's Performance Sharing Plan ("PSP") formula, plus an amount up to forty percent (40%) of the PSP formula in the sole


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discretion of Employer's Board of Directors; provided, however, that the total bonus to which Employee is entitled pursuant to this Section 4(a) shall in no event be greater than three hundred thirty thousand dollars ($330,000) per annum.

                  (b) Employee Benefit Plans. During the term of this Agreement, Employee shall be eligible to participate in any life insurance, medical, retirement, pension or profit-sharing, disability or other benefit plans or arrangements now or hereafter generally made available by Employer or AAI to executive employees of Employer or AAI to the extent Employee qualifies under the provisions of any such plans. Subject to the foregoing, Employer and AAI shall have the right to change insurance companies and modify insurance policies covering employees of Employer and AAI. Employer agrees to provide (or to cause AAI to provide) medical coverage to Employee after retirement at age 65 1/2 consistent with such coverage then provided to Employer's executive employees. Such coverage shall be provided either through Employer's or AAI's plan or a private plan, at Employer's option, but only if and to the extent Employee does not receive such coverage from another source. Employer shall purchase and keep in effect during the term of this Agreement a key man life insurance policy with respect to Employee in the amount of not less than $200,000, provided that Employer is able to obtain a policy in the amount of $5,000,000 and that Employee is insurable at normal premium rates for such a policy. Employee shall designate the beneficiary as to $200,000 of such policy, and Employer shall be the beneficiary as to any portion of such policy in excess of such amount.


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                  (c) Stock Options. Employer shall grant to Employee on the first business day after the Effective Date options to acquire 100,000 shares of common stock of Employer pursuant to the terms of Employer's 1994 Stock Option Plan (the "Plan") and the grant letter in the form annexed hereto as Exhibit A. The exercise price of such options shall be equal to the fair market value of such common stock as of the grant date.

                  (d) Vacation. Employee shall be entitled to four (4) weeks vacation with pay per year.

                  (e) Taxes. Employee understands that any and all payments described in this Agreement will be subject to such tax treatment as applies thereto, and to such withholding as may be required under applicable tax laws.

                  5. No Competition. Employee agrees that during the term of this Agreement he will not, within the continental United States, directly or indirectly, engage or participate or make any financial investments in or become employed by or render advisory or other services to or for any person, firm or corporation, or in connection with any business activity, other than that of Employer and its subsidiary companies, directly or indirectly in competition with any of the business operations or activities of Employer and its subsidiary companies. Nothing herein contained, however, shall restrict Employee from making any investments in any company whose stock is listed on a national securities exchange or actively traded in the over-the-counter market, so long as such investment does not give him the right to control or influence the policy decisions of any such business or enterprise which is or might be directly or indirectly in competition with any of such business operations or activities of Employer or any of its subsidiary companies.



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
                  6. Confidentiality; etc.

                  (a) Employee will not divulge, furnish or make accessible to anyone (other than in the regular course of business of Employer or any of its subsidiary companies) any knowledge or information with respect to confidential or secret methods, processes, plans or materials of Employer or any of its subsidiary companies, or with respect to any other confidential or secret aspects of the business of Employer or any of its subsidiary companies.

                  (b) Employee agrees to communicate and to make known to Employer all knowledge possessed by him relating to any methods, developments, inventions and/or improvements, whether patented, patentable or unpatentable which concerns in any way the business of Employer or any of its subsidiary companies or the general industry of which they are a part, from the time of entering upon employment until the termination thereof, and whether acquired by Employee before or during the term of his employment; provided, however, that nothing herein shall be construed as requiring any such communication where the method, development, invention and/or improvement is lawfully protected from disclosure as the trade secret of a third party, including, without limitation, any former employer of Employee or by any other lawful bar to such communication.

                  (c) Any methods, developments, inventions and/or improvements, whether patentable or unpatentable, along the lines of the business of Employer or any of its subsidiary companies, which Employee may conceive of or make while in the employ of Employer, shall be and remain the property of Employer. Employee agrees promptly to communicate and disclose all such methods, developments, inventions and/or improvements to Employer and to



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execute and deliver to Employer any instruments deemed necessary by Employer to effect disclosure and assignment thereof to it. Employee further agrees, on request of Employer, to execute patent applications based on such methods, developments, inventions and/or improvements, including any other instruments deemed necessary by Employer for the prosecution of such patent applications or the acquisition of Letters Patent in the United States and/or any foreign countries.

                  (d) Employee agrees that for a period of three (3) years from and after the termination or expiration of his employment by Employer, whether pursuant to the terms of this Agreement or otherwise, he will not:

                  (i) directly or indirectly solicit, raid, entice or induce any employee of Employer or of any of its subsidiary companies to be employed by any person, firm or corporation which is, directly or indirectly, in competition with the business or activities of Employer or any of its subsidiary companies; or

                  (ii) directly or indirectly approach any such employee for these purposes; or

                  (iii) authorize or knowingly approve the taking of such actions by other persons on behalf of any such person, firm or corporation, or assist any such person, firm or corporation in taking such action; or

                  (iv) directly or indirectly solicit, raid, entice or induce any person, firm or corporation (other than the U.S. Government or its agencies) who or which on the date hereof is, or at any time during the period of employment hereunder shall be, a customer of Employer or of any of its subsidiary companies to become a customer for the same or similar products which



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it purchased from Employer or any of its subsidiary companies, of any other person, firm or corporation, and Employee shall not approach any such customer for such purpose or authorize or knowingly approve the taking of such actions by any other person.

                  (e) Employee agrees that during the term of his employment by Employer, whether under this Agreement or otherwise, he will not at any time enter into, on behalf of Employer or any of its subsidiary companies, or cause Employer or any of its subsidiary companies to enter into, directly or indirectly, any transactions with any business organization in which he or any member of his immediate family may be interested as a partner, trustee, director, officer, employee, shareholder, lender of money or guarantor.

                  7. Injunctive Relief. Employee acknowledges that the services to be rendered by him hereunder are of a special, unique and extraordinary character and that it would be very difficult or impossible to replace such services and further that irreparable injury would be sustained by Employer and its subsidiary companies in the event of a violation by Employee of any of the provisions of this Agreement, and by reason thereof Employee consents and agrees that if he violates any of the provisions of this Agreement, Employer shall be entitled to an injunction to be issued by any court of competent jurisdiction restraining him from committing or continuing any violation of this Agreement.

                  8. Survival of Provisions. The provisions of Sections 5, 6 and 7 hereof shall survive the termination or expiration of this Agreement, irrespective of the reason therefor.




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                  9. Expenses. Employer shall reimburse Employee for all
reasonable expenses properly incurred by him on behalf of Employer in the performance of his duties hereunder, provided that proper vouchers are submitted to Employer by Employee evidencing such expenses and the purposes for which the same were incurred.

                  10. Disability. If Employee shall be incapacitated by reason of mental or physical disability or otherwise during the term of this Agreement so that he is prevented from performing his principal duties and services hereunder for a period of three (3) consecutive months or one or more periods aggregating three (3) months during any twelve (12) month period, Employer shall have the right to terminate this Agreement by sending written notice of termination to Employee, and thereupon his employment pursuant to this Agreement shall terminate and Employee shall be entitled to no further payments hereunder, other than (i) for any compensation due pursuant to Section 4 hereof through the date of such termination, (ii) the reimbursement, pursuant to Section 9 hereof, of any expenses incurred prior to the date of such termination, and (iii) the continuation of Employee's base salary pursuant to Section 4(a) hereof for a period of six (6) months from the date of such termination, but not beyond the Termination Date or the date on which Employee shall commence to receive benefits pursuant to Employer's long term disability plan, as then in effect.


                  11. Death. In the event of the death of Employee during the term hereof, this Agreement shall automatically terminate and Employer shall have no further obligations hereunder, other than to pay to Employee's estate any compensation due pursuant to Section 4 hereof through the date of such termination and to reimburse, pursuant to Section 9 hereof, any expenses incurred by Employee through the date of such termination. Employer, however, may pay to Employee's



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estate an additional amount equal to up to six (6) months' salary and bonus, in the sole discretion of Employer's Board of Directors.

                  12. Termination by Employer for Cause. Employer shall have the right to terminate the employment of Employee under this Agreement as well as any and all payments to be made hereunder, other than for any compensation due pursuant to Section 4 hereof through the date of such termination and any reimbursement, pursuant to Section 9 hereof, of expenses incurred by Employee through the date of such termination, if Employee shall commit any of the following acts of default:

                  (i) Employee shall have committed any material breach of any of the provisions or covenants set forth herein; or

                  (ii) Employee shall have committed any act of gross negligence in the performance of his duties or obligations hereunder; or

                  (iii) Employee shall have committed any material act of dishonesty or breach of trust against Employer or any of its subsidiary companies; or (iv) Employee's conviction of, or plea of nolo contendere to, a felony.


                  If Employer elects to terminate this Agreement as set forth above, Employer shall send written notice to Employee terminating this Agreement and describing the action of Employee constituting the act of default, and thereupon no further payments of any type shall be made or shall be payable to Employee hereunder notwithstanding any other provisions of this Agreement, except as set forth in the first sentence of this Section 12.




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                  13. No Conflicting Agreements. Employee represents and
warrants that he is not a party to any agreement, contract or understanding, whether employment or otherwise, which would in any way restrict or prohibit him from undertaking or performing employment in accordance with the terms and conditions of this Agreement.

                  14. Entire Agreement. This Agreement and Exhibit A hereto set forth the entire understanding of the parties with respect to the subject matter hereof, and no statement, representation, warranty or covenant has been made by either party except as expressly set forth herein. This Agreement shall not be changed or terminated orally. This Agreement supersedes and cancels all prior agreements between the parties, whether written or oral, relating to the employment of Employee on or after the Effective Date. Upon the Effective Date, the Employment Agreement dated March 26, 1996 between Employer and Employee shall be cancelled and shall be of no further force or effect.

                  15. Applicable Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to its conflict of laws principles.

                  16. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, telecopied or mailed, first class, postage prepaid, certified mail, return receipt requested, to each of the parties at its or his address above written or as set forth beneath their signatures below or at such other address or telecopy number as either of the parties may designate in conformity with the foregoing.

                  17. Section Headings. The section headings set forth in this Agreement are for convenience only and shall not be considered as part of this Agreement in any respect nor shall they in any way affect the substance of any provisions contained in this Agreement.



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                  18. Successors and Assigns. This Agreement shall not be
assignable by Employee. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs and personal representatives of Employee and the successors and assigns of Employer.

                  19. Severability. If, at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provisions of this Agreement.



                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                 UNITED INDUSTRIAL CORPORATION

                                 By: /s/  Robert W. Worthing
                                     ------------------------------------
                                     Name:  Robert W. Worthing
                                     Title:  VP & General Counsel
                                     Telecopy No.:  (212) 838-4629



                                     /s/  Richard R. Erkeneff
                                     ------------------------------------
                                     RICHARD R. ERKENEFF